                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AMENDMENT NO. 1 and MASTER ASSIGNMENT, dated as of October 30, 1998 (this "Amendment"), to and under the Credit Agreement, dated as of July 7, 1997, by and among Bowne & Co., Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, Bank of Montreal, as Documentation Agent, and Fleet Bank, as Administrative Agent (as amended, the "Credit Agreement").

                                    RECITALS

     I. Terms defined in the Credit Agreement are used herein with the same meanings.

     II. The Parent Borrower has requested that the Administrative Agent and the Lenders agree to (i) an amendment to the Credit Agreement to provide for, among other things, an increase in the Aggregate Commitment Amount and (ii) a reallocation by the Lenders of the outstanding principal amount of their respective Revolving Credit Loans, and the Administrative Agent and the Lenders are willing so to agree, subject to the terms and conditions set forth herein.

     Therefore, in consideration of the foregoing and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. The Commitment Amount of each Lender is increased by the amount, if any, set forth on the signature page hereof for such Lender, provided that the Aggregate Commitment Amount shall in no event exceed $275,000,000.

          2. Exhibit A to the Credit Agreement is amended and restated in its entirety in the form attached hereto as Attachment 1.

          3. Each Lender assigns or assumes from each other Lender such rights, and assigns or delegates to each other Lender such obligations, in each case without recourse, representation or warranty (except as expressly provided in paragraph 6 hereof), as shall cause the outstanding principal balance of its Revolving Credit Loans to be as set forth on Attachment 2 hereto, and in connection therewith:

             (a) in consideration of the assignments and assumptions set forth in this paragraph 3, each Lender will, on and as of the date hereof, pay to the Administrative Agent at the applicable Agent Payment Office, in the applicable Currency and in funds immediately available to the Administrative Agent at such Agent Payment Office by 1:00 p.m. (local time in the city in which such Agent Payment Office is located) each amount set forth adjacent to such Lender's name on Attachment 3 hereto under the heading "Net to Administrative Agent", and upon receipt thereof, the Administrative Agent shall promptly pay each Lender in like funds as received each amount set forth adjacent to the name of such Lender on Attachment 4 hereto under the heading "Net from Administrative Agent";

             (b) each Lender will, independently and without reliance upon any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make it's own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Parent Borrower and its Subsidiaries; and

             (c) from and after the date hereof, the Administrative Agent will make all payments in respect of the interests assigned hereby (including, without limitation, payments of principal, interest, fees and other amounts) to each Lender in proportion to Attachment 2 hereto, and each Lender that has assigned or delegated hereunder any rights or obligations shall be released from all obligations under the Loan Documents to the extent so assigned or delegated.

          4. Paragraphs 1 through 3 of this Amendment shall not be effective until such time as each of the following conditions is satisfied:

             (a) the Administrative Agent, the Parent Borrower and all of the Lenders shall each have executed and delivered a counterpart of this Amendment; and

             (b) all accrued monetary obligations and liabilities (other than Indebtedness in respect of the Loans) of the Credit Parties under the Loan Documents shall have been paid in full through the date hereof (including, without limitation, any breakage costs incurred as a result of the assignments and assumptions contemplated hereby, all of which shall have been paid in full by the Parent Borrower).

          5. The Parent Borrower hereby reaffirms and admits the validity and enforceability of the Loan Documents and all of the obligations of each Credit Party thereunder.

          6. Each Lender represents, warrants and agrees that, on and as of the date hereof, the outstanding principal balance of its Revolving Credit Loans is as set forth on Attachment 2 hereto.

          7. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one amendment and agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

          8. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                          BOWNE & CO., INC.

                                          By:   /s/ DENISE K. FLETCHER
                                          --------------------------------------
                                          Name: Denise K. Fletcher
                                          Title: Senior Vice President & Chief
                                                 Financial Officer

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                          ABN AMRO BANK N.V., NEW YORK BRANCH

                                          By:   /s/ STEPHEN VAN BESIEN
                                          --------------------------------------
                                          Name: Stephen Van Besien
                                          Title: Group Vice President

                                          By:      /s/ DONALD SUTTON
                                          --------------------------------------
                                          Name: Donald Sutton
                                          Title: Vice President

                                          COMMITMENT AMOUNT INCREASE: $0

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                          FIRST UNION NATIONAL BANK

                                          By:   /s/ CHRISTOPHER STRAUSS
                                          --------------------------------------
                                          Name: Christopher Strauss
                                          Title: Vice President

                                          COMMITMENT AMOUNT INCREASE: $0

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      NEW YORK BRANCH

                                      By:         /s/ LILLIAN KIM
                                      ------------------------------------------
                                      Name: Lillian Kim
                                      Title: Attorney-In-Fact

                                      COMMITMENT AMOUNT INCREASE: $9,000,000

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                        NATIONAL WESTMINSTER BANK PLC

                                        By:     /s/ PETER J. STRINGER
                                        ----------------------------------------
                                        Name: Peter J. Stringer
                                        Title: Senior Vice President

                                        COMMITMENT AMOUNT INCREASE: $10,000,000

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                      WACHOVIA BANK, N.A.

                                      By:       /s/ JOHN C. COFFIN
                                      ------------------------------------------
                                      Name: John C. Coffin
                                      Title: Senior Vice President

                                      COMMITMENT AMOUNT INCREASE: $13,000,000

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                      BANK OF MONTREAL,
                                        Individually and as Documentation Agent

                                      By:       /s/ BRIAN L. BANKE
                                      ------------------------------------------
                                      Name: Brian L. Banke
                                      Title: Director

                                      COMMITMENT AMOUNT INCREASE: $20,000,000

                     AMENDMENT NO. 1 AND MASTER ASSIGNMENT

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

                                      FLEET BANK, N.A.,
                                        Individually and as Administrative Agent

                                      By:     /s/ MICHAEL P. O'BRIEN
                                      ------------------------------------------
                                      Name: Michael P. O'Brien
                                      Title: Vice President

                                      COMMITMENT AMOUNT INCREASE: $23,000,000

                                  ATTACHMENT 1

                                BOWNE EXHIBIT A

                           LIST OF COMMITMENT AMOUNTS

                                                                 COMMITMENT
                           LENDER                                  AMOUNT
                           ------                               ------------
Fleet Bank, N.A.                                                $ 68,000,000
Bank of Montreal                                                $ 65,000,000
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch             $ 34,000,000
Wachovia Bank, N.A.                                             $ 33,000,000
First Union National Bank                                       $ 30,000,000
National Westminster Bank PLC                                   $ 25,000,000
ABN AMRO Bank N.V., New York Branch                             $ 20,000,000
                                                                ------------
TOTAL                                                           $275,000,000
                                                                ============

                                  ATTACHMENT 2

                                                                 REVOLVING
                           LENDER                              CREDIT LOANS
                           ------                             ---------------
Fleet Bank, N.A.                                              $ 31,156,363.64
Bank of Montreal                                              $ 29,781,818.18
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch           $ 15,578,181.82
Wachovia Bank, N.A.                                           $ 15,120,000.00
First Union National Bank                                     $ 13,745,454.55
National Westminster Bank PLC                                 $ 11,454,545.45
ABN AMRO Bank N.V., New York Branch                           $  9,163,636.36
                                                              ---------------
TOTAL                                                         $126,000,000.00
                                                              ===============

                                  ATTACHMENT 3

LENDER                                                          NET TO ADMINISTRATIVE AGENT
------                                                          ---------------------------
Fleet Bank, N.A.                                                       $       2,806,363.64
Bank of Montreal                                                       $       1,431,818.18
Wachovia Bank, N.A.                                                    $       2,520,000.00
National Westminster Bank PLC                                          $       2,004,545.45
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch                    $                  0
First Union National Bank                                              $                  0
ABN AMRO Bank N.V., New York Branch                                    $                  0

                                  ATTACHMENT 4

                                                                    NET FROM
LENDER                                                        ADMINISTRATIVE AGENT
------                                                        --------------------
Fleet Bank, N.A.                                                 $           0
Bank of Montreal                                                 $           0
Wachovia Bank, N.A.                                              $           0
National Westminster Bank PLC                                    $           0
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch              $  171,818.18
First Union National Bank                                        $5,154,545.45
ABN AMRO Bank N.V., New York Branch                              $3,436,363.64